Exhibit 99.1
DEFINITIONS
The following terms, which are used in this Agreement, were defined in the Purchase Agreement and have the meaning set forth below.
     Acquired Personal Property shall mean the Personal Property, excluding the Excluded Personal Property.
     Affiliates shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. As used herein, “control” means the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, the possession, directly to cause the direction of the management or actions of the controlled entities.
     Affiliate Customer List shall mean the output (in either electronic or printed form as reasonably requested by Flamingo Buyer) of that portion of the Customer Database that includes (a) the information set forth in Section 4.2(g) of the Flamingo Disclosure Letter, to the extent available in the Customer Database as of a time no earlier than 48 hours prior to the Closing but in no event after the Closing, for customers of the Casino Property, who (i) have visited the Casino Property during the 24 month period prior to the Closing (but not including such data for the ten day period prior to the Closing) and (ii) have visited any other property owned or operated by Harrah’s or its Affiliates and (b) the names, addresses and dates of stay for customers at the hotel located at the Casino Property for twelve (12) months prior to the Closing Date; provided, however, that the Affiliate Customer List shall not include any “do not mail” customers.
     Assumed Contract shall mean the Contracts related to the Casino Property which exist as of the Closing Date, which are either (i) set forth on Section 1.1(a)(iii) of the Flamingo Disclosure Letter, or (ii) not listed on Section 1.1(a)(iii) of the Flamingo Disclosure Letter but (a) reflected in the income statements of Flamingo prepared through the Closing Date and which are not otherwise, individually or in the aggregate, material to the Casino Property or (b) entered into prior to Closing with the approval of Flamingo Buyer or which did not require the approval of Flamingo Buyer pursuant to Section 7.1(a) of the Purchase Agreement.
     Boardwalk shall mean Martial Development Corp., a New Jersey corporation and Boardwalk Regency Corporation, a New Jersey corporation, together.
     Boardwalk Assumed Liabilities shall mean all Liabilities of Boardwalk, of any kind of nature whatsoever, whether known or unknown, fixed or contingent, but including, without limitation, except for the Boardwalk Excluded Liabilities.
     Boardwalk Buyer shall mean AREP Boardwalk LLC, a Delaware limited liability company.
     Boardwalk Disclosure Letter shall mean the Disclosure Letter delivered by Boardwalk to Buyers on the date of the Purchase Agreement.
     Boardwalk Excluded Asset shall mean:

          (i) all assets and properties of Boardwalk not located at the Traymore Site, including, without limitation, the Other Assets and Other Property; and all assets and properties owned by Affiliates of Boardwalk;
          (ii) the Other Assets and Other Property;
          (iii) the corporate charter or other organizational documents, minute and stock books and records, corporate seals, Tax Returns (including supporting schedules) of Boardwalk or any of its Affiliates;
          (iv) subject to Section 3.1 of the Purchase Agreement, any refund, credit, claim or entitlement with respect to Taxes of Boardwalk or its Affiliates, or with respect to the Boardwalk Purchased Assets, to the extent attributable to Tax periods (or portions thereof) ending on or before the Closing Date;
          (v) all assets to which Boardwalk is entitled under the proration and adjustment provisions of Article III of the Purchase Agreement; and
          (vi) any assets set forth on Section 1.2(b) of the Boardwalk Disclosure Letter.
     Boardwalk Excluded Liabilities shall mean
          (i) any Liability in respect of any Boardwalk Excluded Asset, including the Other Assets and the Other Property;
          (ii) all Liabilities set forth on Section 1.4(b) of the Boardwalk Disclosure Letter;
          (iii) all indebtedness or accounts payable owing from Boardwalk to any Affiliate of Seller;
          (iv) all Pre-Closing Tax Liabilities;
          (v) all Liabilities under Environmental Laws for matters set forth on Section 5.26 of the Boardwalk Disclosure Letter (the “Boardwalk Excluded Environmental Liabilities:);
          (vi) all Liabilities of Boardwalk pursuant to the proration and adjustment provisions of Article III of the Purchase Agreement; and
          (vii) all Liabilities of Boardwalk that (A) by their terms should have been performed on or prior to the Transfer Time and/or (B) relate to events or circumstances, including claims, pending or threatened litigation, acts, omissions, events or occurrences relating to the Boardwalk Purchased Assets, arising on or prior to the Transfer Time, in each case, other than the Boardwalk Assumed Liabilities specifically enumerated in Section 1.3(b)(i) through (v) of the Purchase Agreement.
     Boardwalk Purchased Assets shall mean Boardwalk’s right, title and interest in and to Boardwalk’s assets, properties and rights, tangible and intangible, of every type and description, wherever located, in each case which are used or employed primarily in connection with the Traymore Site, including without limitation, Boardwalk’s assets, properties and rights set forth below, but excluding the Boardwalk Excluded Assets
          (i) the Traymore Site Land;
          (ii) the Traymore Site Improvements;
          (iii) the Traymore Contracts;
          (iv) any and all (A) drawings, specifications, surveys, architectural, engineering, soils, seismic, geological and environmental reports, studies and certificates, and other technical descriptions in Boardwalk’s possession relating to the Boardwalk Purchased Assets (collectively, the “Traymore Plans”), (B) third-party warranties, guaranties and indemnities relation to the Boardwalk Purchased Assets (collectively, the “Traymore Warranties”), (C) all licenses, permits, governmental approvals, utility commitments, utility rights, development rights or approvals or other similar rights relating to the Boardwalk Purchased Assets, all of which are set forth on Section 1.1(b)(iv) of the Boardwalk Disclosure Letter (collectively, the “Traymore Licenses”) and (D) any and all books and records relating exclusively to the Boardwalk Purchased Assets, including without limitation, any rent rolls;
          (v) all right, title and interest, if any, of Boardwalk in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Traymore Site Land and in all strips, gores or rights-of-way, riparian rights and easements; and
          (vi) all other property, real, personal or mixed, owned or held by Boardwalk (or Boardwalk’s representatives) which relates, in any way, to the design, construction, ownership, use leasing, advertising, maintenance or operation of the Boardwalk Purchased Assets.
     Books and Records shall mean all books and records of Flamingo relating to the Casino Property, including, without limitation, the rent roll, all architectural, structural, service manuals, engineering and mechanical plans and surveys, electrical, soil, wetlands, environmental and similar reports, studies, certificates and audits and all plans and specifications for the Casino Property except to the extent related primarily to the Excluded Liabilities, the Excluded Assets or otherwise proprietary to Harrah’s or its Affiliates (other than Flamingo) and shall not be deemed to include the Customer Database.
     Business Day shall mean shall mean any Monday through Friday, inclusive, other than any such days that financial institutions within the State New York are authorized or required to close; provided, however, any reference in the Purchase Agreement to any day other than a business day shall be deed a reference to calendar day.
     Buyer shall mean AREP Laughlin Corporation, a Delaware corporation (“Flamingo Buyer”) and AREP Boardwalk LLC, a Delaware limited liability company, (“Boardwalk Buyer”).
     Casino Land shall mean all real property owned by the Flamingo.
     Casino Property shall mean, collectively, the Casino Land, the building structures and improvements comprising hotel and casino located on the Casino Land, and the Fixtures on the Casino Land.
     Closing Date Working Capital shall mean the amount of Working Capital as of the Closing Date.
     Condemnation Termination Event shall mean, with respect to Flamingo, a taking of a material part of the Casino Property such that the remaining balance of the Casino Property may not be feasibly operated (after using commercially reasonable efforts to restore the Casino Property) as a casino hotel reasonably similar to other casino hotels in the area, and with respect to Boardwalk, any taking of any material portion of the Traymore site adjacent to the Atlantic City boardwalk.
     Contract shall mean any agreement, contract, lease, service contract, equipment lease, sign lease, software license agreement, power of attorney, note, loan, evidence of indebtedness, purchase order, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, understanding, policy, purchase and sales order, quotation and other executory commitment to which any Person is a party or to which any of the assets of such Person are subject, whether oral or written, express or implied.
     CS3 Assets shall mean certain assets owned by Consolidated Supplies, Services and Systems, a Nevada corporation and an Affiliate of Flamingo, listed on Section 7.8(c) of the Flamingo Disclosure Letter and used exclusively in the operation of the Casino Property.
     Customer Database shall mean all customer databases, customer lists, historical records of customers and any other customers information collected and used by Flamingo or its Affiliates in connection with marketing and promoting the Casino Property.
     Detailed Balance Sheet shall mean the September 30, 2005 balance sheet and related data of Flamingo as set forth on Section 2.4 of the Flamingo Disclosure Letter.
     Environmental Laws shall mean all applicable and legally enforceable foreign, federal, state and local statutes or laws, judgments, orders, regulations, licenses, permits, rules and ordinances relating to pollution or protection of health or the environment, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and other similar state and local statutes, in effect as of the date hereof.
     Excluded Assets shall mean, together, the Boardwalk Excluded Assets and the Flamingo Excluded Assets.
     Excluded Contracts shall mean all Contracts which are not primarily used in or relate to the Casino Property or are listed in Section 1.2(a)(ii) of the Flamingo Disclosure Letter, which list shall include, without limitation, those Contracts used primarily in the Business and entered into by any Affiliate of Flamingo.
     Excluded Intellectual Property shall mean all Intellectual Property which is not set forth on Section 5.5 of the Flamingo Disclosure Letter.
     Excluded Personal Property shall mean the following:
          (i) any and all signs, menus, stationery, gift shop inventory or other items containing any Excluded Intellectual Property or indicating that the Casino Property is owned and/or operated by or on behalf of “Flamingo” or identifying the Casino Property as the “Flamingo” or bearing the System Mark “Caesars”, “Harrah’s” or any other System Mark of Flamingo’s Affiliates, except for those items that Flamingo Buyer and Flamingo agree may be modified by Buyer to remove such System Mark or identification;
          (ii) all records, files and memorabilia pertaining to Flamingo or Harrah’s and any past or present corporate Affiliates or predecessors of Flamingo or Harrah’s (including Caesars Entertainment, Inc.); and
          (iii) any personal property of any third party (including, without limitation, any Affiliate of Flamingo) located at the Casino Property that is not the subject of an Assumed Contract.

     Excluded Software shall mean all computer software owned by or licensed for use by Flamingo or its Affiliates and all source code, user codes and data, whether on tape, disc or other computerized format, and all related user manuals, computer records, service codes, programs, stored materials and databases (including, without limitation, all access codes and instructions needed to obtain access to and to utilize the information contained on such computer records), together with any and all updates and modifications of all of the foregoing and all copyrights related to the computer software, including, without limitation, the Customer Database and any customer tracking system.
     Final Working Capital Adjustment shall mean the amount (which may be a positive or negative number) equal to (i) the Closing Date Working Capital MINUS (ii) the Pre-Closing Working Capital.
     Fixtures shall mean as it relates to each Seller, all fixtures owned by Seller and placed on, attached to, or located at and used in connection with the operation of the Property.
     Flamingo shall mean, Flamingo Laughlin, Inc., a Nevada corporation.
     Flamingo Assumed Liability shall mean:
          (i) all Liabilities of the type designated on the Detailed Balance Sheet as being assumed by Buyer;
          (ii) all Liabilities to the extent solely relating to, or arising in respect of, (A) the Flamingo Purchased Assets accruing, arising out of, or relating to events, occurrences, acts or omissions happening from and after the Closing Date and (B) all Assumed Contracts which were not fully performed and were not required to have been so performed, prior to the Closing Date;
          (iii) all Liabilities with respect to entertainment, hotel, dining and other reservations made by patrons relating to the Casino Property from and after the Closing;
          (iv) except as provided for in Section 3.1 and 7.9 of the Purchase Agreement, all Liabilities for Taxes arising from and attributable to the ownership of any portion of the Flamingo Purchased Assets from and after the Closing Date and any Taxes that are included in the calculation of the Final Working Capital Adjustment;
          (v) (A) all Liabilities relating to Transferred Employees accruing from and after the Closing Date and (B) all obligations and Liabilities relating to severance provided for in Section 7.4(c) of the Purchase Agreement;
          (vi) all Liabilities of Buyer pursuant to the proration and adjustment provision of Article III of the Purchase Agreement;
          (vii) all Liabilities with respect to claims, acts, omissions, events or occurrences relating to the Flamingo Purchased Assets, which occur or arise on or after the Closing Date;
          (viii) all Liabilities under Environmental Laws, including without limitation Environmental Liabilities, relating to, resulting from, caused by or arising out of ownership, operation or control of the Casino Property, whether arising before or after the Closing Date, including, without limitation, any Liability relating to contamination or exposure to Hazardous Substances at or attributable to the Casino Property, but excluding the Flamingo Excluded Environmental Liabilities; and
          (ix) to the extent lawfully transferable, all obligations, commitments and Liabilities under any Governmental Approvals assigned to Buyer pursuant to Section 1.1(a)(vii) of the Purchase Agreement to the extent arising on or after the Closing Date.

     Flamingo Buyer shall mean AREP Laughlin Corporation, a Delaware corporation.
     Flamingo Customer List shall mean the output (in either electronic or printed form as reasonably requested by Flamingo Buyer) of that portion of the Customer Database that includes the information set forth in Section 4.2(g) of the Flamingo Disclosure Letter, to the extent available in the Customer Database as of a time no earlier than 48 hours prior to the Closing but in no event after the Closing, for customers of the Casino Property, who (i) have visited the Casino Property during the 24 month period prior to the Closing (but not including such data for the ten day period prior to the Closing) and (ii) have not visited any other property owned or operated by Harrah’s or its Affiliates; provided, however, that the Flamingo Customer List shall not include any “do not mail” customers.
     Flamingo Disclosure Letter shall mean the Disclosure Letter delivered by Flamingo to Buyers on the date of the Purchase Agreement.
     Flamingo Excluded Assets shall mean:
          (i) all items of the type designated to be retained by Flamingo on the Detailed Balance Sheet;
          (ii) the Excluded Contracts;
          (iii) any rights, claims, causes of action and credits (including all indemnities, warranties and similar rights) in favor of Flamingo or any of its Affiliates or Representatives to the extent relating to (A) any other Flamingo Excluded Asset or (B) any Flamingo Excluded Liability;
          (iv) the corporate charter or other organizational documents, minute and stock books and records, corporate seals, Tax Returns (including supporting schedules) of Flamingo or any of its Affiliates;
          (v) all of its human resources and other employee-related files and records, other than the Transferred Employee Records;
          (vi) all indebtedness or accounts payable owing from any Affiliate of Flamingo to Flamingo, all of which are set forth on Section 1.2(a)(vi) of the Flamingo Disclosure Letter;
          (vii) subject to Section 3.1 of the Purchase Agreement, any refund, credit, claim or entitlement with respect to Taxes of Flamingo or its Affiliates, or with respect to the Flamingo Purchased Assets, to the extent attributable to Tax periods, (or portions thereof) ending on or before the Closing Date;
          (viii) the Excluded Personal Property;
          (ix) the Excluded Intellectual Property;
          (x) the Customer Database;
          (xi) the Excluded Software;
          (xii) all assets and properties of Flamingo neither used primarily in connection with the business operated at the Casino Property nor located at the Casino Property and all assets and properties owned by Affiliates of Flamingo (other than the CS3 Assets) to the extent such assets and properties are not used primarily in connection with the business operated at the Casino Property;
          (xiii) all data, files and other materials located on any storage device (including such data, files and/or materials located on personal computers and servers) located at the Casino Property other than the Books and Records, the Flamingo Customer List, the Affiliate Customer List and the Transferred Data;
          (xiv) all assets to which Flamingo is entitled under the proration and adjustment provisions of Article III of the Purchase Agreement;

          (xv) the Total Rewards and any player loyalty or rewards program of Harrah’s or its Affiliates; and
          (xvi) any assets set forth on Section 1.2(a)(xvi) of the Flamingo Disclosure Letter.
     Flamingo Excluded Environmental Liability shall mean all Liabilities under Environmental Laws for (i) matters set forth at Section 5.8(1), (2) and (3) of the Flamingo Disclosure Letter or (ii) any tort claim made prior to the expiration of the applicable statute of limitations which is directly related to contamination or exposure to Hazardous Substances at the Casino Property, but, if and only if, such contamination or exposure occurred solely prior to Closing.
     Flamingo Excluded Liability shall mean Liabilities of Flamingo, other than the Flamingo Assumed Liabilities, including:
          (i) any Liability in respect of any Flamingo Excluded Asset;
          (ii) all Liabilities of the type designated to be retained by Flamingo on the Detailed Balance Sheet;
          (iii) all Liabilities set forth on Section 1.4(a) of the Flamingo Disclosure Letter;
          (iv) all indebtedness or accounts payable owing from Flamingo to any Affiliate of Flamingo;
          (v) all Pre-Closing Tax Liabilities;
          (vi) all Pre-Closing Employee Liabilities;
          (vii) all Liabilities under Environmental Laws for (i) matters set forth at Sections 5.8(1), (2) and (3) of the Flamingo Disclosure Letter or (ii) any tort claim made prior to the expiration of the applicable statute of limitations which is directly related to contamination or exposure to Hazardous Substances at the Casino Property, but, if and only if, such contamination or exposure occurred solely prior to Closing (collectively, the Flamingo Excluded Environmental Liabilities);
          (viii) all Liabilities of Flamingo pursuant to the proration and adjustment provisions of Article III of the Purchase Agreement; and
          (ix) all Liabilities of Flamingo that (A) by their terms should have been performed on or prior to the Transfer Time, and/or (B) relate to the events or circumstances, including claims, pending or threatened litigation, acts, omissions, events or occurrences relating to the Flamingo Purchased Assets, arising on or prior to the Transfer Time, in each case, other than the Flamingo Assumed Liabilities.
     Flamingo Purchased Assets shall mean Flamingo’s right, title and interest in and to Flamingo’s assets, properties and rights, tangible and intangible, of every type and description, wherever located, in each case which are used or employed primarily in connection with the Casino Property, including without limitation, Flamingo’s assets, properties and rights set forth below, but excluding the Flamingo Excluded Assets and except as set forth in the Detailed Balance Sheet:
          (i) the Casino Property, including the Casino Land;
          (ii) all items of the type designated to be transferred to Flamingo Buyer on the Detailed Balance Sheet, including without limitation, all cash and cash equivalent balances of Flamingo and outstanding accounts receivable as of the Closing Date;
          (iii) the Assumed Contracts, including the Material Assumed Contracts;
          (iv) the Acquired Personal Property;
          (v) the Transferred Intellectual Property;
          (vi) the Books and Records;

          (vii) the Transferred Data;
          (viii) the Governmental Approvals, and pending applications therefor, to the extent transferable by Law, all of which are set forth on Section 1.1(a)(viii) of the Flamingo Disclosure Letter;
          (ix) the Transferred Employee Records;
          (x) the Flamingo Customer List, the Affiliate Customer List and the Flamingo Databases; and
          (xi) all assets to which Buyer is entitled under the proration and adjustment provisions of Article III of the Purchase Agreement.
     Gaming Authority shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority necessary for or relating to the conduct of activities by any party hereto or any of its Affiliates, including, without limitation, the ownership, operation, management and development of the Purchased Assets.
     Gaming Law shall mean all laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within (i) the State of Nevada, including, without limitation, the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, and (ii) the State of New Jersey, including, without limitation, the New Jersey Casino Control Act, as amended from time to time.
     Governmental Approval shall mean submissions, with respect to the Purchase Agreement, required under (A) any applicable federal or state securities Laws, (B) the HSR Act and antitrust competition Laws of any other applicable jurisdiction, (C) the Gaming Laws and (D) any other applicable Law.
     Governmental Entity shall mean any court, administrative agency, commission, Gaming Authority or other governmental authority or instrumentality.
     Hazardous Substance shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under applicable Environmental Laws, including without limitation, any quantity of friable asbestos, urea formaldehyde foam insulation, PCBs, crude oil or any fraction thereof, all forms of natural gas, petroleum products of by-products or derivatives.
     Intellectual Property shall mean all intellectual property or other proprietary rights of every kind, foreign or domestic, including all patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, domain names, service marks, service mark registrations and applications, trade names, trade secrets, know-how, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, and all documentation thereof, and the goodwill symbolized thereby.

     Law shall mean any foreign or domestic law, statute, code, ordinance, rule regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award, policies, guidance, court decision, rule of common law or finding, including, without limitation, the Gaming Laws.
     Leases shall mean as it relates to each Seller, leases, subleases, occupancy and concession agreements affecting such Seller’s Property.
     Liabilities shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.
     Material Assumed Contract shall mean as it relates to each Seller, all Assumed Contracts that either (i) have a remaining obligation for payment or services in excess of One Hundred Thousand Dollars ($100,000) or (ii) are not cancelable by such Seller upon thirty (30) days notice.
     Ordinary Course of Business shall describe any action taken by a Person if such action is consistent with such Person’s past practices and is taken in the ordinary course of such Person’s normal day to day operations.
     Other Assets shall mean other assets that are not located at the Traymore Site.
     Other Property shall mean Caesars Atlantic City.
     Passenger/Delivery Vehicles shall mean those certain passenger or delivery vehicles and recreational vehicles identified in Section 12.1(c) of the Flamingo Disclosure Letter.
     Personal Property shall mean all office, hotel, casino, showroom, restaurant, bar, convention, meeting and other furniture, furnishings, appliances, equipment, equipment manuals, slot machines, gaming tables and gaming paraphernalia (including parts or inventories thereof), subject to Section 7.11(b) of the Purchase Agreement, gaming chips and tokens, including, without limitation, (i) slot machine tokens not currently in circulation, and (ii) reserve chips, if any, not currently in circulation, Passenger/Delivery Vehicles, computer hardware, point of sale equipment, telephone numbers, two-way security radios and base station, maintenance equipment, tools, signs and signage, office supplies, cleaning supplies in unopened cases or bulk containers or packages, linens (sheets, towels, blankets, napkins), uniforms, silverware, glassware, chinaware, pots, pans and utensils, and food, beverage and alcoholic beverage inventories owed by Flamingo and located at the Casino Property or used in Ordinary Course of Business thereon the Closing Date.
     Pre-Closing Employee Liability shall mean (i) with respect to the Retained Employees, all Liabilities arising out of or relating primarily to any and all severance obligations or other Liabilities relating to the termination of Retained Employees, (ii) with respect to Property Employees, any and all accrued and unpaid salary, bonuses and commissions (but excluding vacation/sick pay) payable to any such Property Employee for any period prior to the Closing Date and (iii) with respect to the matters set forth on Section 7.1(1) and 7.1(2) of the Flamingo Disclosure Letter, all wages required to be paid as of the Closing and which are accrued and unpaid as of the Closing.
     Pre-Closing Tax Liability means as it relates to both Flamingo and Boardwalk, any Liability related primarily to (i) income Taxes of Flamingo or Boardwalk, respectively, and (ii) except as provided for in Sections 3.1 and 7.9 of the Purchase Agreement, all Liabilities for Taxes including, without limitation, any Taxes due pursuant to subsequent deficiency determinations made under NRS Chapter 463, arising from and attributable to the ownership of the Purchased Assets prior to the Closing Date; provided, however, that all Taxes that are included in the calculation of the Final Working Capital Adjustment shall not constitute Pre-Closing Tax Liabilities.
     Property shall mean one of the following, as applicable: the Casino Property and the Traymore Site.
     Property Employee shall mean employees of the Flamingo at the Casino Property.
     Purchase Assets shall mean employees of Flamingo at the Casino Property.
     Representatives shall mean any Flamingo and Boardwalk’s Affiliates, officers, directors, employees, financial advisors, agents or other representatives.
     Retained Employee shall mean all of the Property Employees, each of whom will be given offers of employment on terms and conditions of employment comparable to the terms and conditions of employment as those provided by Flamingo to each such Property Employee immediately prior to the Closing Date, other than the Property Employees that are set forth on Section 7.4(a) of the Flamingo Disclosure Letter.
     Seller shall mean Boardwalk and Flamingo, together.
     System Mark shall mean service marks, trademarks, trade names, fictitious firm names, color arrangements, designs, logos and other similar designations of source or origin and general intangibles of like nature, together with the goodwill symbolized thereby, now or hereafter held or applied for in connection therewith.
     Taxes shall mean any and all taxes, charges, fees, levies, tariffs, duties, liabilities, impositions or other assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority or other Governmental Entity, including, without limitation, income, gross receipts, profits, gaming, excise real or personal property, environmental, sales, use, value-added, ad valorem, withholding, social security, retirement, employment, unemployment, workers’ compensation, occupation, service, license, net worth, capital stock, payroll, franchise, gains, stamp, transfer and recording taxes, and shall include any Liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.
     Tax Returns shall mean any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any Governmental Entity with respect to Taxes, including attachments thereto and amendments thereof.
     Total Rewards shall mean the player loyalty program of Harrah’s including the Connection Card program.
     Transferred Data shall mean all data, files and other materials that the parties reasonably agree are required for Flamingo Buyer to operate the Casino Property; provided, however, that such data, files and materials shall not include that which, in Flamingo’s sole discretion, is deemed to be proprietary information, sensitive or confidential customer information, or competitively sensitive information.
     Transferred Employee shall mean the Property Employees who accept Flamingo Buyer’s offers of employment and commence employment with Flamingo effective as of the Closing Date.
     Transferred Employee Records shall mean records of Flamingo that relate to Transferred Employees, but only to the extent that such records may be transferred under applicable Law.
     Transferred Intellectual Property shall mean all Intellectual Property used exclusively in the operation of the Casino Property and set forth on Section 5.5 of the Flamingo Disclosure Letter, other than the Excluded Intellectual Property.
     Transfer Time shall mean 11:59:59 p.m., New York City time, on the day prior to the Closing Date.
     Traymore Contracts shall mean the Contracts (including all amendments, modifications and supplements thereto) related to the ownership, maintenance and operation of the Traymore Site, which are either (i) set forth on Section 1.1(b)(iii) of the Boardwalk Disclosure Letter, or (ii) not listed on Section 1.1(b)(iii) of the Boardwalk Disclosure Letter but entered into prior to Closing with the approval of Boardwalk Buyer or which did not require the approval of Boardwalk Buyer pursuant to Section 7.1(b) or (c) of the Purchase Agreement.
     Traymore Leases shall mean Leases giving any person or entity any rights to use, occupy or operate on the Traymore Site or any portion thereof or otherwise affecting or relating to the Traymore Site.
     Traymore Site shall mean, collectively, the Traymore Site Land, the Traymore Site Improvements, and the Fixtures at the Traymore Site Land.
     Traymore Site Improvements shall mean all buildings, structures and other improvements now or hereafter located on the Traymore Site Land.
     Traymore Site Land shall mean the land located in the City of Atlantic City, Atlantic County, New Jersey known and designated as Lots 13 through 18 in Block 47, Lots 11 through 14, 19 and 25 in Block 48, and Lot 12 in Block 49.
     Working Capital shall mean the calculation, in accordance with the methodology set forth on the Detailed Balance Sheet, of the current assets of Flamingo (other than Excluded Assets) minutes the current liabilities of Flaming (other than Excluded Liabilities), excluding all real and personal property Taxes subject to proration pursuant to Article III of the Purchase Agreement.